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EXHIBIT 6.11


THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NO SALE OR TRANSFER THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

No. W-____


                             TOTAL FILM GROUP, INC.

                          Common Stock Purchase Warrant


         Total Film Group, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, ________________________________________, or registered permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:30 P.M., Pacific Standard Time, on November 5,2002, ________________ ( ) shares of fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company, at a purchase price per share of $3.75 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         This Warrant is one of a series of Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to the offering of Warrants made by the Company and of shares of common stock of Total China, Inc. pursuant to the Confidential Private Placement Memorandum (the "Offering"), dated October 29, 1999 (the "Memorandum"), a copy of which is on file at the principal office of the Company. The holder of this Warrant shall be entitled to all of the benefits of the Offering, as provided therein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Total Film Group, and any corporation which shall succeed or assume the obligations of the Company hereunder.

         (b) The term "Common Stock" includes the Company's Common Stock, $.001 par value per share, as authorized on the date of the Agreement and any other securities into which or for which any of such Common Stock may be convened or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

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         (c) "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         (d) "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed of admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system or the Nasdaq SmallCap Market, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

         (e) "NASD" shall mean the National Association of Securities Dealers, Inc.

1.       Exercise of Warrant.

         1.1 This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the expiration date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

         1.2 Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

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         1.3 Partial Exercise. This Warrant maybe exercised in part by surrender of this Warrant in the manner and at the place provided in Section
1.1 except that the amount payable by the holder on such partial exercise shall be the amount specified by the holder in the form of Election to Purchase Shares attached hereto as Exhibit A. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         1.4 Trustee for Warrantholders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Section 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2. Delivery of Stock Certificates. etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes and, if requested by the Company, demonstration by such holder of compliance with applicable securities laws) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Dividends in Other Stock. Property. etc.: Reclassification. etc. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

         (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5.3), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

4.       Adjustment for Reorganization. Consolidation. Merger. etc.

         4.1 Reorganization. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or party, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

         4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in New York, New York, as trustee for the holder or holders of the Warrants.

         4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in hill force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

5. Adjustment for Issue or Sale of Common Stock at Less Than The Purchase Price in Effect.

         5.1 General. If the Company shall, at any time or from time to time, issue any additional shares of Common Stock (other than shares of Common Stock excepted from the provisions of this Section 5 by Section 5.4) for a Net Consideration Per Share less than the Purchase Price in effect immediately prior to such issuance, then, and in each such case:

                  (a) the Purchase Price shall be lowered to an amount determined by multiplying such Purchase Price then in effect by a fraction:

                           (1) the numerator of which shall be (a) the number
of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon the exercise of the Warrants) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Purchase Price in effect immediately prior to such issuance, and

                           (2) the denominator of which shall be (a) the
number of shares of Common Stock outstanding (excluding treasury shares, but including for this purpose shares of Common Stock issuable upon the exercise of the Warrants) immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued; and

                  (b) the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.1) be issuable on such exercise by the fraction of which (i) the numerator is the Purchase price which would otherwise (but for the provisions of this Section 5.1) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5.2      Definitions. etc. For purposes of this Section 5 and
                  Section 7:

         The issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Purchase Price at the time of such issuance and, except as hereinafter provided, an adjustment in the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in Section 5.1. Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under
Section 5.1 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant with respect to this
Section 5.2 which relates to warrants, options or other subscription or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and to the extent that such warrants, options or other subscription or purchase rights expire or are canceled without being exercised, so that the Purchase Price effective immediately upon such cancellation or expiration shall be equal to the Purchase Price that otherwise would have been in effect at the time of the issuance of the expired or canceled warrants, options or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Purchase Price had the expired or canceled warrants, options or other subscriptions or purchase rights not been issued.

         For purposes of this Section 5.2, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

                  (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                  (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible securities.

         For purposes of this Sections, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this
Section 5 consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of directors of the Company.

         This Section 5.2 shall not apply under any of the circumstances described in Section 5.4.

         5.3 Extraordinary Events. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5.3. The holder of this Warrant shall thereafter, on the exercise hereof as provided in
Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.3) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 5.3) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5.4 Excluded Shares. Section 5.1 shall not apply to the (i) issuance of shares of Common Stock, or options therefor, to directors, officers, employees, advisors and consultants of the Company on and after the date of this Warrant pursuant to any stock option, stock purchase, stock ownership or compensation plan approved by the compensation committee of the Company's Board of Directors, (ii) issuance of shares of Common Stock upon the exercise of all options and warrants to purchase Common Stock outstanding as of the date of this Warrant or upon conversion of debt outstanding as of such date, and (iii) the issuance of shares of Common Stock upon the exercise of the warrants issued or issuable pursuant to the Company's Confidential Private Placement Memorandum dated October 29, 1999, as amended from time to time.

6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrants.

7. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Treasurer or Chief Financial Officer or, if the holder of a Warrant so requests, independent certified public accountants selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

8.       Notices of Record Date. etc.  In the event of

                  (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the conversion of the Notes and the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each registered holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class operations to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

9. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable on the exercise of the Warrants.

10. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes and, if requested by the Company, demonstration by such holder of compliance with applicable securities laws) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. Warrant Agent. The Company hereby appoints Interwest Transfer Co., Inc., with offices in Salt Lake City, Utah, as its agent for the purpose of issuing Common Stock on the exercise of the Warrants pursuant to Section 1, exchanging Warrants pursuant to Section 10, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case maybe, shall be made at such office by such agent. The Company may change such agent and designate a new agent in the United States for the above-described purposes by written notice to each holder of a Warrant.

13. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that a holder of this Warrant may suffer irreparable harm and that such terms may be specifically enforced by a decree by a court of competent jurisdiction for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14. Negotiability. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) subject to compliance with all applicable securities laws, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

         (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

         (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Company, Total Film Group, Inc., 9107 Wilshire Boulevard, Suite 475, Beverly Hills, California 90210, with a copy to Law Offices of Stephen R. Field, 620 Fifth Avenue, New York, New York, 10020,
Attn: Stephen R. Field, Esq. And if to the holder of a Warrant, at the address of such holder shown on the books of the Company. Any party may change his or its address by giving notice to the other party stating his or its new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

16. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Los Angeles, California or in the State of California, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the jurisdiction of such federal or state court in Los Angeles, California in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

17. Entire Agreement; Waiver of Breach. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

18. Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

19. Amendment. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

20. Expiration. The right to exercise this Warrant shall expire at 5:30 P.M., Pacific Standard time, on November 5, 2002.

21. Attorneys Fees and Costs. In the event of any litigation arising under or relating to this Warrant, the prevailing party in such dispute shall be entitled to recover its costs and expenses, including reasonable attorney fees, from the other.

22. Redemption. The Company, at its option, may redeem this Warrant, upon not less than 30 days' notice, at a price of $0.25 per Warrant, provided that the shares of the Company's Common Stock are then publicly traded on the NASDAQ electronic bulletin board or on any national securities exchange closing sale price of a share of the Common Stock of the Company has been at least $10.00 per share for 10 consecutive business days ending within 10 days of the date of the notice of redemption. In the event that the Company exercises its right to redeem this Warrant, this Warrant will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

23. Restrictions on Transferability; Restrictive Legend. The holder acknowledges that the shares of Common Stock issuable upon exercise of this Warrant are subject to restrictions under applicable Federal and state securities laws. Each certificate representing shares of Common Stock issued shall, upon the exercise of this Warrant, bear the following legend in addition to such other restrictive legends as may be required by law:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and no sale or transfer thereof may be effected without an effective registration statement or an opinion of counsel for the holder, satisfactory to the company, that such registration is not required under the act and any applicable state securities laws."


Dated: November 30, 1999


                                       TOTAL FILM GROUP INC.

                                       By: /s/ Gerald Green
                                       President

                                  EXHIBIT A to
                          Common Stock Purchase Warrant

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $001 per share ("Common Stock"), of Total Film Group, Inc. and hereby elects to make payment by placing a checkmark next to the selected method set forth below:

         (a)      makes payment of $ _____ therefor;                                  _____

         (b)      makes payment therefor by reduction pursuant to Section 1.2
                  (b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon exercise of the Warrant
                  by _______ shares; or                                               _____

         (c)      makes payment therefor by delivery of the following Common
                  Stock certificates of the Company (properly endorsed for
                  transfer in blank) for cancellation by the Company pursuant to
                  Section 1.2 or 1.3 of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number
                  and amount].                                                        _____

         The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         --------------------------------------------------------------------
                                     (NAME)


-----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


-----------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ------------------------------------------------------------------
                                     (NAME)


-----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:
         --------------------------------------------------------------------
                                     (NAME)


-----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ------------------------------------------------------------------
                                     (NAME)


-----------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Date:
     -------------------               --------------------------------------
                                                   (Signature)
                                       (Signature must conform to name of holder
                                        as specified on the face of the Warrant)


                                       --------------------------------------
                                                    (Print Name)


                                       --------------------------------------
                                                   (Street Address)


                                       --------------------------------------
                                              (City, State and Zip Code)


                                       --------------------------------------
                                          (Person's Social Security Number
                                            or Tax Identification Number)

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________ the right represented by the within Warrant to purchase shares of Common Stock of Total Film Group, Inc. to which the within Warrant relates, and appoints ________________________________ as its attorney to transfer such right on the books of World Wireless Communications, Inc. with full power of substitution in the premises.

Dated:
     -------------------               --------------------------------------
                                                    (Signature)
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       --------------------------------------
                                                    (Print Name)


                                       --------------------------------------
                                                    (Street Address)


                                       --------------------------------------
                                              (City, State and Zip Code)


                                       --------------------------------------
                                          (Person's Social Security Number
                                            or Tax Identification Number)

Signed in the presence of:

------------------------

                             Schedule of Subscribers

                                                              Number of         Warrant
Name                                                          Warrants          Number
Frank Argano                                                   9,090            W-China 45
Stanley Berk                                                   2,411            W-China 1
Timothy J. Coltrell                                            2,273            W-China 3
Allan Corn                                                     2,225            W-China 4
Richard Davimos                                                4,545            W-China 50
Richard Davimos, Jr.                                          13,635            W-China 48
Jacques L. Devore                                              2,411            W-China 2
Larry du Boef                                                  4,545            W-China 6
Margaret Elardi                                               40,000            W-China 7
Garry Fetman                                                   2,273            W-China 8
Thomas Fuchs                                                   2,273            W-China 9
Daly City Anesthesia Medical Group
         Money Purchase and Profit
         Sharing Pension Trust                                 2,273            W-China 10
Randall L. Gaynor                                              2,273            W-China 11
Stephen P. Grayson, A Professional Corporation
         Profit Sharing Plan                                   2,273            W-China 44
Martin L. Herman                                               2,273            W-China 14
Alan I. Kazden                                                10,000            W-China 15
Richard H. Kirschner, A Professional Corporation
         Profit Sharing Plan                                   2,273            W-China 16
Daniel Kramer                                                  2,273            W-China 17
Jeffrey Leifer                                                 2,273            W-China 18
Einav David Limor                                              2,273            W-China 22
Michael B. Miller                                              2,273            W-China 20
Arthur S. Mishler                                              2,500            W-China 21
Arthur Newman                                                  2,273            W-China 23
Alan Pachtman                                                  2,500            W-China 24
Sam Picardi                                                    4,545            W-China 25
Steve Poltz                                                    4,545            W-China 26
Gerard Renk                                                    9,090            W-China 46
Ronald Rotter                                                  2,273            W-China 28
Lamar Rutherford                                               4,545            W-China 29
Nathan Schulhof                                                2,273            W-China 30
David Schwuartzman                                             2,273            W-China 31
Robert M. Smith                                                4,545            W-China 32
Harold and Elizabeth Springer                                  2,273            W-China 43
Joy Wexler Starr                                               2,273            W-China 34
Richard Stern                                                  2,273            W-China 35
Strasser & Associates, Inc.                                    2,273            W-China 36


                             Schedule of Subscribers
                                     Page 2

                                                              Number of         Warrant
Name                                                          Warrants          Number
Sugarman Family Partners                                       6,818            W-China 37
Swan Alley (Nominees) Limited                                  2,500            W-China 38
Stephen R. Willey                                              5,000            W-China 39
Scott S. Zacky                                                10,000            W-China 40
Laurence Zalk                                                  9,090            W-China 41
